UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 24, 2015, Take-Two Interactive Software, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in New York, New York. As of the record date for the Annual Meeting, the Company had 85,407,532 shares of its common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. At the Annual Meeting, 74,724,762 shares of Common Stock were represented in person or by proxy. The following matters were submitted to a vote of the stockholders at the Annual Meeting.

1.                          Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2016 and until their respective successors have been duly elected and qualified were as follows:

	For	Withhold	Broker Non-Votes
Strauss Zelnick	65,423,841	2,819,741	6,481,180
Robert A. Bowman	67,384,445	859,137	6,481,180
Michael Dornemann	67,366,791	876,791	6,481,180
J Moses	67,357,727	885,855	6,481,180
Michael Sheresky	67,364,906	878,676	6,481,180
Susan Tolson	67,337,059	906,523	6,481,180

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2016 and until their respective successors have been duly elected and qualified.

2.                         Advisory votes regarding the approval of the compensation of the named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
66,660,997	116,685	1,465,900	6,481,180

Based on the advisory votes set forth above, the compensation of the named executive officers was duly approved, on an advisory basis, by our stockholders.

3.                         Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2016, were as follows:

For	Against	Abstain	Broker Non-Votes
73,529,640	422,176	772,946	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2016 was duly ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Linda Zabriskie
	Name:	Linda Zabriskie
	Title:	Vice President, Associate General Counsel and Secretary

Date: September 28, 2015